COOPERS & LYBRAND


                          CONSENT OF INDEPENDENT ACCOUNTANTS





          We consent to the incorporation by reference in the Registration Statement of SPS Technologies, Inc. and Subsidiaries on Form S-8 (Registration No. 33-23778) and Post Effective Amendments to the Registration of our report dated January 20, 1995, except as to notes 13 and 16 for which the date is May 25, 1995, on our audits of the consolidated financial statements of Metalac S.A. Industria E Comercio and its subsidiaries as of December 31, 1994 and 1993, and for the years then ended, which report is included in this report on Form 8-K.





          /S/ COOPERS & LYBRAND
          COOPERS & LYBRAND
          Sorocaba, Brazil